                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   ----------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------



                  GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST
             (Exact name of registrant as specified in its charter)



                        Delaware                                              41-1823871
        (State of Incorporation or organization)                 (IRS Employer Identification number)
1100 Landmark Towers, 345 St. Peter Street, St. Paul, MN                      55102-1639
        (Address of principal executive offices)                              (Zip Code)


                      SECURITIES TO BE REGISTERED PURSUANT
                          TO SECTION 12(b) OF THE ACT:


                                      NONE


                      SECURITIES TO BE REGISTERED PURSUANT
                          TO SECTION 12(g) OF THE ACT:



             Floorplan Receivable Trust Certificates, Series 1996-2

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrants' Securities to be Registered.

          Reference is made to the Registrant's Prospectus filed under Rule 424(b) with the Commission on December 13, 1996 under the section entitled "Description of the Offered Certificates" on page 44, which is incorporated herein by reference.

Item 2.   Exhibits.

     2.1 Pooling and Servicing Agreement dated as of December 1, 1995, incorporated by reference to the corresponding exhibit in the Registrant's Form 8-A, filed with the Commission on January 24, 1997

     2.2 Amendment No. 1 to the Pooling and Servicing Agreement dated as of March 11, 1998, incorporated by reference to exhibit 4.4 in the Registrant's Post-Effective Amendment to its Registration Statement on Form S-1, Registration Number 333- 47533, filed with the Commission on April 15, 1998

     2.3 Receivables Purchase Agreement dated as of December 1, 1995, incorporated by reference to the corresponding exhibit in the Registrant's Form 8-A, filed with the Commission on January 24, 1997

     2.4 Series 1996-2 Supplement dated as of December 1, 1996, incorporated by reference to exhibit 4.2 in the Registrant's Form 8-K filed with the Commission on March 3, 1997

                                    SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.



                                  GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST BY GREEN TREE FLOORPLAN FUNDING CORP.,
                                  AS TRANSFEROR



                                  By: /s/  Phyllis A. Knight
                                      ------------------------------------------
                                      Name:  Phyllis A. Knight
                                      Title: Senior Vice President and Treasurer



Dated: September 10, 1998